Exhibit 5.1
KIRKLAND & ELLIS LLP
AND AFFILIATED PARTNERSHIPS

601 Lexington Avenue New York, New York 10022-4611

To Call Writer Directly:	www.kirkland.com	Facsimile:
212-446-4800		(212) 446-4900
February 22, 2010
rue21, inc.
800 Commonwealth Drive
Suite 100
Warrendale, Pennsylvania 15086
Ladies and Gentlemen:
     We are acting as special counsel to rue21, inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2010, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the registration of up to 5,823,097 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), including shares of Common Stock to cover over-allotments, if any, all of which are being offered by certain stockholders (the “Selling Stockholders”) of the Company. The shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the “Shares”.
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation (the “Restated Charter”) of the Company in effect as of the date hereof (ii) the Amended and Restated By-laws (the “By-laws”) of the Company in effect as of the date hereof (iii) the form of purchase agreement attached as Exhibit 1.1 to the Registration Statement (the “Purchase Agreement”); (iv) resolutions of the board of directors and of the Company; and (v) the Registration Statement.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of
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such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when the final Purchase Agreement is duly executed and delivered by the parties thereto and the Registration Statement becomes effective under the Act, the Shares will be duly authorized and validly issued, fully paid and non-assessable.
     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.
Sincerely,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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